SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


        Date of report (Date of earliest event reported) January 16, 1997





                         MAKO MARINE INTERNATIONAL, INC.
             (Exact name of registrant as specified in its charter)



         Florida                      0-26618                65-0501535
(State or other jurisdiction        (Commission            (IRS Employer
    or incorporation)               File Number)         Identification No.)


      4355 N.W. 128th Street
          Miami, Florida                                     33054
(Address of principal executive offices)                   (Zip Code)

(Registrant's telephone number, including area code)      (305)685-6591





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         Item 1.  Changes in Control of Registrant

         On January 16, 1997 ("Closing Date"), Tracker Marine, L.P., a Missouri limited partnership ("Tracker") acquired control Registrant ("Mako") by means of Tracker's purchase of 930,000 shares (the "CAVC Shares") of Mako common stock, having a par value of $.01 per share (the "Mako Common Stock") from CreditAmercia Venture Capital, Inc. ("CAVC") for a purchase price of $1,860,000, subject to CAVC's obligation to satisfy certain Mako liabilities (the "Assumed Mako Obligations") totaling approximately $550,000 (for a net purchase price of approximately $1,310,000, or $1.40 per share) and contemporaneously therewith Tracker's purchase from Mako of 6,400,000 newly issued shares (the "Mako Shares") of Mako's Common Stock, for a purchase price consisting of cash in the amount of $4,140,000 and assets relating to Tracker's saltwater boat business, including exclusive rights over a five-year period to advertise Mako's saltwater boat products in a catalog published by an affiliate of Tracker. The sale by Mako of the Mako Shares to Tracker was exempt from registration under the Securities Act of 1933, as amended pursuant to Section 4(2) thereof and Regulation D promulgated thereunder.

         With its acquisition of CAVC Shares and the Mako Shares, Tracker acquired a total of 7,330,000 shares of Mako Common Stock (representing approximately 80.9% of the currently outstanding shares of Mako Common Stock) over which it has sole voting and dispositive power. Mako has been advised by Tracker that Tracker's purpose in acquiring such shares is to control and operate Mako.

         Tracker's purchases of the CAVC Shares and the Mako Shares were pursuant to two separate Stock Purchase Agreements, each dated as of December 4, 1996, one (covering the CAVC Shares) between Tracker and CAVC (the "CAVC Stock Purchase Agreement") and the other (covering the Mako Shares) between Tracker and Mako (the "Mako Stock Purchase Agreement"). The CAVC Stock Purchase Agreement and the Mako Stock Purchase Agreement were each amended by a letter agreement dated January 16, 1997 among Tracker, CAVC and Mako (the "Amendatory Agreement"). The Amendatory Agreement provides for CAVC's obligation with respect to the Assumed Mako Obligations, and for the satisfaction of certain obligations of Mako with respect to remedial and other costs associated with certain potential environmental conditions in, on or about the Mako facility which may be incurred in the future. The net purchase price paid to CAVC pursuant to the CAVC Stock Purchase Agreement (e.g., $1,310,000) has been deposited in escrow to secure CAVC's obligation with respect to such potential environmental costs.

         The Mako Stock Purchase Agreement provides, among other things, that in addition to the Mako Shares, during the period beginning on the Closing Date and ending 90 business days following the exercise, redemption or expiration of Mako's publicly-traded Redeemable Common Stock Purchase Warrants (the "Public Warrants"), Mako will issue to Tracker (i) 1,800,000 shares, if the market price of the Mako Common Stock is $5 or more during a period of 10 consecutive trading days, (ii) an additional 1,800,000 shares, if the price of the Mako Common Stock

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is $6 or more  during a period  of 10  consecutive  trading  days,  and (iii) an additional 3,629,000 shares, if the market price of the Mako Common Stock is $7 or more during a period of 10 consecutive trading days. The expiration day of the Public Warrants is August 23, 2000.

         The Mako Stock Purchase Agreement also provides Tracker with an option to acquire additional shares of Mako Common Stock at $1.50 per share. The option is designed to permit Tracker to maintain an 80% interest in Mako to the extent that options and warrants to acquire shares of Mako Common Stock which were outstanding on the Closing Date are exercised in the future. There are currently outstanding options and warrants to purchase 3,622,900 shares of Mako Common Stock, which expire at varying dates through 2001.

         Pursuant to the Mako Stock Purchase Agreement, effective as of the Closing Date, the Board of Directors of Mako was increased from four to seven persons, and Kenneth Burroughs, Joe C. Greene, Susie Henry and Larry Mueller, each a designee of Tracker, was appointed a director of Mako. In addition, Douglas W. Baena, Bruce Foerster and Joseph J. Messina continue to serve as directors of Mako, and Jeffrey Bleustein resigned effective on the Closing Date. To the best of Mako's knowledge, there were no disagreements between Mako and Mr. Bleustein as to Mako's operations, policies or practices.

         In connection with the closing of Tracker's purchase of the Mako Shares, Mako entered into amendments to the employment agreements of Douglas W. Baena, Hugh Landon Russ, Jr. and Lawrence Tierney, the Chairman of the Board, President and Chief Executive Officer, Executive Vice President and Chief Operating Officer and Vice President of Finance of Mako, respectively. Such agreements were amended to provide for, among other things, Mako's right to terminate such contracts: (a) in the case of Mr. Baena, upon the giving of at least 30 days' written notice to Mr. Baena and, upon such termination, a severance payment of $75,000 payable in 12 monthly installments of $6,250 each;
(b) in the case of Mr. Russ, upon the giving of at least 30 days' written notice to Mr. Russ and, upon such termination, a severance payment equal to 50% of his then current annual base salary, payable in 6 equal monthly installments; and
(c) in the case of Mr. Tierney, immediately upon written notice to Mr. Tierney and, upon such termination, a severance payment of 66.67% of his then current annual base salary, payable in 8 equal monthly installments. Under their respective employment agreements, as amended, each of Messrs. Baena, Russ and Tierney will serve in such executive capacities as assigned to him by the Board of Directors of Mako.

         Tracker is a Missouri limited partnership, and the sole general partner of Tracker is JLM Management Company, a privately-held Missouri corporation ("JLM"). The principal executive offices of JLM are located at 1915-C South Campbell, Springfield, Missouri 65809. John L. Morris, an individual, residing in Springfield, Missouri, is the sole director, the Chairman and Chief Executive Officer and the indirect beneficial owner of all of the capital stock of JLM.




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         Item 2.  Acquisition or Disposition of Assets.

         As indicated in Item 1 above,  on January 16, 1997 Mako  acquired  from
Tracker certain of Tracker's assets constituting Tracker's saltwater boat business (the "Tracker Saltwater Boat Business"), including its "Seacraft" and "Silver King" boat brands and Tracker's exclusive right to feature at preferred rates its saltwater fishing boats (now including Mako brands) in a catalog published by an affiliate of Tracker. In addition, Tracker contributed cash in the amount of $4,140,000 to the capital of Mako (the "Cash Contribution"). Mako's acquisition of the Tracker Saltwater Boat Business and the Cash Contribution were effected pursuant to the Mako Stock Purchase Agreement.

         Tracker's primary business is the manufacture of freshwater fishing and pontoon boats and, prior to the Closing Date, had been engaged to a limited extent in the manufacture of saltwater fishing boats at a facility located in Punta Gorda, Florida (the "Punta Gorda Facility"). Included in the assets acquired by Mako is the Punta Gorda Facility, the improvements thereon, equipment and other physical property used in the manufacture of saltwater fishing boats. It is currently anticipated that Mako will retain and continue to operate the Punta Gorda Facility.

         The consideration paid by Mako (consisting of 6,400,000 newly issued shares of Mako Common Stock) for the Tracker Saltwater Boat Business and the Cash Contribution was determined by the parties through arm's length negotiations. No indebtedness was incurred by Mako in connection with the financing of its acquisition of the Tracker Saltwater Boat Business.

         To the best of Mako's knowledge, neither Tracker, JLM nor any officer or director of JLM has had any material relationship with Mako or any of its officers or directors other than as described in Items 1 and 2 hereof.

         Item 4.  Changes in Registrant's Certifying Accountant

         On January 29, 1997, Registrant engaged Arthur Andersen LLP as its new independent accountant, replacing BDO Seidman, LLP (the "Former Accountant") which Former Accountant had served as the Registrant's independent accountant. The decision to change accountants was unanimously approved by the Board of Directors of the Registrant.

         The Report of the Former Accountant on the financial statements of the Registrant for its fiscal year ended June 29, 1996 stated that in view of the recurring losses suffered by the Mako and its negative cash flow from operations, substantial doubt existed as to the Mako's ability to continue as a going concern. There were no disagreements with the Former Accountant, whether or not resolved, on any manner of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of the Former Accountant, would have caused it to make reference to the subject matter of the disagreement(s) in connection with its Report.

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         Item 7.  Financial Statements and Exhibits.

         (a) Financial Statements - It is currently impracticable to provide the required financial statements. The required financial statements will be filed as an amendment to this form as soon as practicable, but in no event later than April 1, 1997.

         (b) Pro forma financial information. - It is currently impracticable to provide the required pro forma financial information. The required pro forma financial information will be filed as an amendment to this form as soon as practicable, but in no event later than April 1, 1997.

         (c)      Exhibits - The following exhibits are filed with this report:

                  Exhibit No.       Document

                  2.1               Mako Stock Purchase Agreement.*

                  2.2               CAVC Stock Purchase Agreement.*

                  2.3               Letter dated December 4, 1996.*

                  2.4 Letter Agreement dated January 16, 1997, filed herewith.

                  2.5 Escrow Agreement dated January 16, 1997 among SunTrust Bank, Miami, N.A., as escrow agent, Mako, CAVC and Tracker, filed herewith.

                  2.6               Amendment  dated January 16, 1997 to Douglas
                                    W.   Baena   Employment   Agreement,   filed
                                    herewith.

                  2.7 Employment Agreement dated July 1, 1996 between Mako and Hugh Landon Russ, Jr., filed herewith.

                  2.8 Amendment dated January 16, 1997 to Hugh Landon Russ, Jr. Employment Agreement, filed herewith.

                  2.9               Amendment dated January 16, 1997 to Lawrence
                                    Tierney    Employment    Agreement,    filed
                                    herewith.

                  2.10 Letter from BDO Seidman regarding Mako's change of independent accountants.


         * Filed as an Exhibit to Mako's Form 8-K, dated December 13, 1996.

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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  January 30, 1997

                                        MAKO MARINE INTERNATIONAL, INC.


                                        By:  /s/ Douglas W. Baena

                                        Title:  President and Chief Executive
                                                Officer







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                                  EXHIBIT INDEX

Exhibit Number                  Description

         2.1           Mako Stock Purchase Agreement.*

         2.2           CAVC Stock Purchase Agreement.*

         2.3           Letter dated December 4, 1996.*

         2.4           Letter Agreement dated January 16, 1997, filed herewith.

         2.5           Escrow  Agreement  dated January 16,
                       1997  among  SunTrust  Bank,  Miami,
                       N.A.,  as escrow agent,  Mako,  CAVC
                       and Tracker, filed herewith.

         2.6           Amendment dated January 16, 1997 to Douglas W.
                       Baena Employment Agreement, filed herewith.

         2.7           Employment  Agreement  dated July 1,
                       1996  between  Mako and Hugh  Landon
                       Russ, Jr., filed herewith.

         2.8 Amendment dated January 16, 1997 to Hugh Landon Russ, Jr. Employment Agreement, filed herewith.

         2.9 Amendment dated January 16, 1997 to Lawrence Tierney Employment Agreement, filed herewith.

         2.10 Letter from BDO Seidman regarding Mako's change of independent accountants.



* Filed as an Exhibit to Mako's Form 8-K, dated December 13, 1996.




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